RAFFERTY CAPITAL MARKETS, INC.
                        550 MAMARONECK AVENUE, SUITE 209
                            HARRISON, NEW YORK 10528

                                DEALER AGREEMENT



         This Agreement made as of ___________________, 1999, between Rafferty Capital Markets, Inc. ("RCM"), a corporation organized and existing under the laws of the State of New York, and _____________________ ("Dealer"), a corporation organized and existing under the laws of ________________.

         WHEREAS, each fund listed on Schedule A (each a "Fund") is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as an open-end management investment company or a series thereof and currently offers for public sale shares of common stock or beneficial interest ("Shares"),

         WHEREAS, RCM serves as principal underwriter in connection with the offering and sale of the Shares of each Fund pursuant to a Distribution Agreement; and

         WHEREAS,  Dealer desires to serve as a selected  dealer for the Shares;
and

         NOW THEREFORE, in consideration of the promises and the mutual covenants contained herein, RCM and Dealer agree as follows:

         1. OFFERS AND SALES OF SHARES. The Dealer is to offer and sell Shares only at the public offering price currently in effect, in accordance with the terms of the then-current prospectus(es), including any supplements or amendments thereto, of each Fund ("Prospectus"). The Dealer agrees to act only as principal in such transactions and shall not have authority to act as agent for the Funds, for RCM, or for any other dealer in any respect. Dealer agrees to purchase Shares of the Funds only in transactions contemplating the simultaneous resale of such Shares to investors and in no event shall Dealer place orders for Shares unless it has already received customers orders to purchase Shares at the applicable public offering price. Unless otherwise mutually agreed in writing, each transaction shall be confirmed in writing. All purchase orders are subject to acceptance by RCM and the Fund and become effective only upon confirmation by RCM. In its sole discretion, either the Fund or RCM may reject any purchase order and may, without notice, suspend sales or withdraw the offering of Shares entirely.

         2. PROCEDURES FOR PURCHASES. The procedures relating to all orders and the handling of them shall be made in accordance with the procedures set forth in each Fund's Prospectus, and to the extent consistent with the Prospectus, written instructions forwarded to Dealer by RCM from time to time.

         3. SETTLEMENT AND DELIVERY FOR PURCHASES. Transactions shall be settled by the Dealer by payment of the full purchase price to RCM in Federal Funds. Payment for Shares ordered from RCM shall be received by RCM by the later of (a) the end of the third business day following the Dealer's receipt of the customer's order to purchase such Shares or (b) the end of one business day following the Dealer's receipt of the customer's payment for such Shares, but in no event later than the end of the sixth business day following the Dealer's receipt of the customer's order. If such payment is not received within the time specified, the sale may be canceled forthwith without any responsibility or liability on RCM's part or on the part of the Funds (in which case the Dealer will be responsible for any loss, including loss of profit, suffered by the Funds resulting from the Dealer's failure to make payment as aforesaid), or, at RCM's option, RCM may sell the Shares ordered back to the Funds (in which case RCM may hold the Dealer responsible for any loss of profit suffered by RCM resulting from the Dealer's failure to make payment as aforesaid).

         RCM will not accept from the Dealer any conditional orders for Shares. Delivery of certificates for Shares purchased shall be made by the Funds only if requested (provided that the Fund issues certificates) and only against receipt of the purchase price, subject to deduction for any discount reallowed to the Dealer and RCM's portion of the sales charge on such sale.

         RCM shall pay to the Dealer, not less frequently than monthly, the aggregate fees due it on orders received and settled.

         4. PROCEDURES FOR REDEMPTIONS, REPURCHASES AND EXCHANGES. Redemption or repurchases of Shares as well as exchange requests shall be made in accordance with the procedures set forth in the each Fund's Prospectus, and to the extent consistent with the Prospectus, written instructions forwarded to Dealer by RCM from time to time.

         5. COMPENSATION. On each purchase of Shares by the Dealer from RCM, the total sales charges and discount to selected dealer, if any, shall be as stated in each Fund's Prospectus. Such sales charges and discounts to dealers are subject to reductions under a variety of circumstances as described in each Fund's Prospectus. To obtain these reductions, RCM must be notified when a sale takes place that would qualify for the reduced charge. If any Shares sold to the Dealer under the terms of this Agreement are redeemed by a Fund or repurchased within seven business days after the date of the Dealer purchased such Shares, the Dealer agrees to forfeit its right to any discount or commission received by or allowed to the Dealer from the original sale.

         From time to time during the term of this Agreement, RCM may make payments to Dealer pursuant to one or more distribution plans adopted by certain of the Funds pursuant to Rule 12b-1 under the 1940 Act ("Plan of Distribution) in consideration, with respect to each such Fund, of your furnishing distribution services hereunder and providing administrative, accounting and other services, including personal service and/or the maintenance of shareholder accounts. The provisions and terms of a Fund's Plan of Distribution are described in its Prospectus and statement of additional information ("SAI"), and the Dealer agrees that RCM has made no representations to the Dealer with respect to the Plan of Distribution in addition to or conflicting with the description set forth therein. The Dealer agrees that (1) Dealer has no right to receive payment of any amounts otherwise payable to it by RCM under a Fund's Plan of Distribution until such time as RCM is in receipt of such fee from the Fund and (2) RCM's liability to the Dealer for the payment of any such fees is


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

limited  solely to the amount of the  applicable  Fund's fee received by RCM.

         6. EXPENSES. The Dealer agrees that it will bear all expenses incurred in connection with its performance of this Agreement.

         7. DEALER REGISTRATION. The Dealer represents and warrants that it is registered as a broker-dealer under the Securities Exchange Act of 1934 (the "1934 Act"), is qualified as a broker-dealer in all states or other jurisdictions in which it sells Fund Shares, and, if it sells shares in additional states or jurisdictions in the future, will become qualified to act as a dealer in each such state or jurisdiction prior to selling any Fund shares. The Dealer shall maintain any filings and licenses required by federal and state laws to conduct the business contemplated under this Agreement. The Dealer further represents and warrants that it is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD") and that it agrees to abide by the Conduct Rules of the NASD. The Dealer agrees to notify RCM immediately in the event of (1) its expulsion or suspension from the NASD, or
(2) its being found to have violated any applicable federal or state law, rule or regulation arising out of its activities as a broker-dealer or in connection with this Agreement, or which may otherwise affect in any material way its ability to act in accordance with the terms of this Agreement. The Dealer further represents and warrants that it is a member of the Securities Investor Protection Corporation ("SIPC") in good standing and agrees to notify RCM of any changes in the Dealer's status with the SIPC.

         8. COMPLIANCE WITH FEDERAL AND STATE LAWS. The Dealer will not offer or sell any of the Shares except in compliance with all applicable federal and state securities laws. In connection with sales and offers to sell Shares, the Dealer will furnish or cause to be furnished to each person to whom any such sale or offer is made, at or prior to the time of offering or sale, a copy of the Prospectus and, if requested, the related SAI. RCM shall be under no liability to the Dealer except for lack of good faith and for obligations expressly assumed by RCM herein. Nothing herein contained, however, shall be deemed to be a condition, stipulation or provision binding any persons acquiring any security to waive compliance with, or to relieve the parties hereto from any liability arising under, the federal securities laws.

         RCM shall, from time to time, inform the Dealer as to the states and jurisdictions in which RCM believes the Shares have been qualified for sale under, or are exempt from the requirements of, the respective securities laws of such states and jurisdictions. The Dealer agrees that it will not offer or sell Shares in any state or jurisdiction in which such Shares are not qualified, unless any such offer or sale is made in a transaction that qualifies for an exemption from registration.

         RCM assumes no responsibility in connection with the registration of the Dealer under the laws of the various states or under federal law or the Dealer's qualification under any such law to offer or sell Shares.

         9. UNAUTHORIZED REPRESENTATIONS. No person is authorized to make any representations concerning Shares of the Funds except those contained in the Prospectus, SAI and printed information issued by each Fund or by RCM as information supplemental to each Prospectus. RCM shall, upon request, supply the

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

Dealer with reasonable quantities of Prospectuses and SAIs. The Dealer agrees not to use other advertising or sales material relating to the Funds unless approved in writing by RCM in advance of such use.

         Neither party shall use the name of the other party in any manner without the other party's written consent, except as required by any applicable federal or state law, rule or regulation, and except pursuant to any mutually agreed upon promotional programs.

         10. CONFIRMATIONS. The Dealer agrees to send confirmations of orders to its customers as required by Rule 10b-10 of the 1934 Act and agrees to pay any costs in connection therewith.

         11. RECORDS. The Dealer agrees to maintain all records required by applicable state and federal laws and regulations relating to the offer and sale of Shares, and upon the request of RCM, or of the Funds, promptly make these records available to RCM or the Funds' Administrator as requested. In addition, the Dealer hereby agrees to establish appropriate procedures and reporting forms and/or mechanisms and schedules in conjunction with RCM and the Funds' Administrator, to enable the Funds to identify the location, type of, and sales to all accounts opened and maintained by the Dealer's customers or by the Dealer on behalf of the Dealer's customers.

         12. TAXPAYER IDENTIFICATION NUMBERS. The Dealer agrees to obtain any taxpayer identification number certification from its customers required under the Internal Revenue Code and any applicable Treasury regulations, and to provide RCM or its designee with timely written notice of any failure to obtain such taxpayer identification number certification in order to enable the implementation of any required backup withholding.

         13. INDEMNIFICATION. (a) The Dealer shall indemnify and hold harmless RCM, each Fund, the transfer agents of the Funds, and their respective affiliates, officers, directors, agents, employees and controlling persons from all direct or indirect liabilities, losses or costs (including attorneys fees) arising from, related to or otherwise connected with:

         (1) any breach by the Dealer of any provision of this Agreement; or

         (2) any actions or omissions of RCM, any Fund, the transfer agents of the Funds, and the subsidiaries, affiliates, officers, directors, agents, employees and controlling persons of any of them, in reliance upon any oral or written instructions believed to be genuine and to have been given by or on behalf of the Dealer.

         (b) RCM shall indemnify and hold harmless the Dealer and its affiliates, officers, directors, agents, employees and controlling persons from and against any and all direct or indirect liabilities, losses or costs (including attorneys fees) arising from, related to or otherwise connected with:

         (1) any breach by RCM of any provision of this Agreement; or

         (2) any alleged  untrue  statement of a material fact  contained in any
     Fund's  Registration   Statement  or  prospectus  or  in  any  supplemental

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

     materials prepared by RCM and supplied to the Dealer, or any alleged omission to state in any such document a material fact required to be stated, or necessary to make the statements made not misleading, but only, in the case of a Registration Statement or Prospectus, if such statement or omission was made by the Fund in reliance on information provided by RCM.

         (c) The Agreement of the parties in this Paragraph to indemnify each other is conditioned upon the party entitled to indemnification (Indemnified Party) giving notice to the party required to provide the indemnification (Indemnifying Party) promptly after the summons or other first legal process for any claim as to which indemnity may be sought is served on the Indemnified Party. The Indemnified Party shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting from it, provided that counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be approved by the Indemnified Party (which approval shall not unreasonably be withheld), and that the Indemnified Party may participate in such defense at its expense. The failure of the Indemnified Party to give notice as provided in this sub-paragraph (c) shall not relieve the Indemnifying Party from any liability other than its indemnity obligation under this Paragraph. No Indemnifying Party, in the defense of any such claim or litigation, shall, without the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such claim or litigation.

         14. NO AGENCY CREATED. Nothing in this Agreement shall be deemed or construed to make the Dealer an employee, agent, representative or partner of any of the Funds or of RCM, and the Dealer is not authorized to act for RCM or for any Fund or to make any representations on RCM's or the Funds' behalf. The Dealer acknowledges that this Agreement is not exclusive and that RCM may enter into similar arrangements with other broker-dealers.

         15. TERMINATION, ASSIGNMENT AND AMENDMENT. Either party to this Agreement may cancel this Agreement by giving ten days' written notice to the other. Such notice shall be deemed to have been given on the date on which it was either delivered personally to the other party or any officer or member thereof or was mailed to the other party at its address as shown below. This Agreement will terminate automatically without notice with respect to any Fund if (a) the Dealer filed a petition in bankruptcy, (b) a trustee or the like is appointed for the Dealer or its assets under federal bankruptcy laws, (c) the Dealer's registration as a broker-dealer with the Securities and Exchange Commission is suspended or revoked, (d) the Dealer's NASD membership is suspended or revoked, (e) if an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970 shall have been filed against the Dealer, or (f) the Distribution Agreement between RCM and a Fund is terminated. Termination of this Agreement by operation of this Section 15 shall not affect any unpaid obligations under Sections 2, 3 or 5 of this Agreement or the liability, legal and indemnity obligations set forth under Sections 7, 8, 9, or 13 of this Agreement. This Agreement may be amended by RCM at any time upon notice thereof to the Dealer and the Dealer's placing of an order after the effective date of any such amendment shall constitute the Dealer's acceptance thereof.


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

         16. NOTICES. Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid, registered or certified United States first class mail, return receipt requested, or by electronic mail, telex, telegram or similar means of same day delivery (with a confirming copy by mail as provided herein). Unless otherwise notified in writing, all notices to RCM shall be given or sent to RCM at its offices located at 550 Mamaroneck Avenue, Harrison, New York 10528,
Attention: Thomas A. Mulrooney, and all notices to the Dealer shall be given or sent to: _____________________________________.

         17. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

         18. GOVERNING LAW. This Agreement shall be construed in accordance with the laws (without regard, however, to conflicts of law principles) of the State of New York and the 1940 Act. To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the 1940 Act, the latter shall control. The parties hereto submit to the non-exclusive jurisdiction of New York.




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



         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated as of the day and year first written above.



                                              RAFFERTY CAPITAL MARKETS, INC.



Attest:                                        By:
       --------------------------                 ------------------------------



                                               [DEALER]


Attest:                                        By:
       --------------------------                 ------------------------------



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





                         RAFFERTY CAPITAL MARKETS, INC.
                                DEALER AGREEMENT
                                   SCHEDULE A


         The following Funds are covered by the terms and conditions of the attached Dealer Agreement.
















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